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                                                            Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
IBS Interactive, Inc.
Cedar Knolls, New Jersey

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Form S-3 (No. 333-80155) of our report dated July 22, 1999 relating to the financial statements of Spencer Analysis, Inc. appearing in the Company's Current Report on Form 8-K/A.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman, LLP


September 10, 1999